As filed with the Securities and Exchange Commission on April 17, 1997

                                               Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                -----------------

                         NATIONAL COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            Minnesota                                         41-0850527
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)


        11000 Prairie Lakes Drive
      Eden Prairie, Minnesota                                   55344
(Address of Principal Executive Offices)                      (Zip Code)


                         NCS/VUE 1994 STOCK OPTION PLAN
                            (Full title of the plan)


                                                            Copy to:
            J. W. Fenton, Jr.                            Jay L. Swanson
           Secretary/Treasurer                        Dorsey & Whitney LLP
     National Computer Systems,Inc.                  Pillsbury Center South
       11000 Prairie Lakes Drive                     220 South Sixth Street
     Eden Prairie, Minnesota 55344                    Minneapolis, MN 55402
(Name and address of agent for service)

                                 (612) 829-3000
          (Telephone number, including area code, of agent for service)
                                -----------------



                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

  Title of                   Proposed maximum   Proposed maximum     Amount of
securities to    Amount to    offering price   aggregate offering  registration
be registered  be registered   per share (1)       price (1)            fee

Common Stock,
$.03 par value    15,874          $25.00           $396,850           $120.26

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on April 11, 1997.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents, which have been filed by National Computer Systems, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

                           (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996;

                           (b) The Company's  quarterly reports on Form 10-Q for
                  the quarters ended April 30, July 31, and October 31, 1996;

                           (c) The Company's  Current Reports on Form 8-K dated
                  July 10, 1996 and March 18, 1997; and

                           (d) The description of the Company's Common Stock and
                  Common Stock Purchase Rights contained in any Registration Statement filed by the Company for the purpose of updating any such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

                  Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, believes that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present or by a designated committee of the board, by special legal counsel, by the shareholders or by a court.

                  Article IX of the Company's Restated Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when Article IX became effective.

                  The Bylaws of the Company provide that the Company shall indemnify such persons, for such liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521, as now enacted or hereafter amended.

Item 8.  Exhibits.

Exhibit
Number            Description

5                 Opinion of Dorsey & Whitney LLP

23.1              Consent of Independent Auditors

23.2              Consent of Dorsey & Whitney LLP (included in Exhibit 5)

24                Power of Attorney


Item 9.  Undertakings.

                  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota.

                                             NATIONAL COMPUTER SYSTEMS, INC.

Dated:  April 15, 1997                       By:    /s/ J. W. Fenton, Jr.
                                                 ------------------------
                                                    J. W. Fenton, Jr.
                                                    Secretary/Treasurer





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                          Signature


By:            *                  Chairman of the Board of Directors, President
         Russell A. Gullotti      and Chief Executive Officer
                                  (principal executive officer)


By:            *                  Director
         David C. Cox


By:            *                  Director
         Moses Joseph


By:            *                  Director
         Jean B.Keffeler


By:            *                   Director
         Charles W. Oswald


By:            *                  Director
         Stephen G. Shank


By:            *                  Director
         John E. Steuri


By:            *                  Director
         Jeffrey E. Stiefler


By:            *                  Director
         John W. Vessey


By:            *                  Vice President and Chief Financial Officer
         Jeffrey W. Taylor        (principal financial officer and
                                  principal accounting officer)


* Executed on behalf of the indicated officers and directors of the registrant by J. W. Fenton, Jr., Secretary/Treasurer, duly appointed attorney-in-fact.

      /s/ J. W. Fenton, Jr.         Dated:  April 15, 1997
----------------------------
      Attorney-in-Fact

                                EXHIBIT INDEX TO
                                    FORM S-8

                         NATIONAL COMPUTER SYSTEMS, INC.





Exhibit                                Description                     Page No.


   5                        Opinion of Dorsey & Whitney LLP

   23.1                     Consent of Independent Auditors

   23.2                     Consent of Dorsey & Whitney LLP
                                    (included in Exhibit 5)

   24                       Power of Attorney